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AKSYS, LTD. AND SUBSIDIARY                                            Exhibit 11
(a development stage enterprise)                                      ----------

Statement Regarding Computation of Net Loss Per Share

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                                              Three months ended                 Nine months ended
                                       --------------------------------   --------------------------------
                                       Sept. 30, 1998    Sept. 30, 1997   Sept. 30, 1998    Sept. 30, 1997
                                       --------------    --------------   --------------    --------------
Net loss                                 $(3,592,746)      $(3,062,334)    $(11,080,359)     $(10,314,661)
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Weighted average common
  shares outstanding                      14,709,205        13,787,108       14,626,780        13,766,980
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Net loss per share, basic and diluted    $     (0.24)      $     (0.22)    $      (0.76)     $      (0.75)
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